Exhibit 10.1

THE EXCHANGE CONTEMPLATED HEREIN IS INTENDED TO COMPORT WITH THE REQUIREMENTS OF SECTION 3(a)(9) OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of August 20, 2026 by and between Horberg Enterprises, LP (“Investor”), and American Rebel Holdings, Inc., a Nevada corporation (“Company”).

A. Company previously sold and issued to Investor 100,000 shares of Series D Convertible Preferred Stock, valued at $7.50 per share (the “Series D Preferred”) pursuant to that certain Securites Purchase Agreement entered into as of October 1, 2025.

B. Company and Investor desire to exchange (such exchange is referred to as the “Exchange”) 9,600 shares of Series D Preferred (the “Preferred Shares”) with an aggregate Stated Value (as such term is defined in the Certificate of Designation of Preferences and Rights of Series D Preferred Stock) of $72,000.00 for 72 shares of Company’s Series E Preferred Stock (the “Exchange Shares”), at an effective price per Exchange Share of $1,000.00, according to the terms and conditions of this Agreement.

C. The Exchange will consist of Investor surrendering the Preferred Shares in exchange for the Exchange Shares.

D. Other than the surrender of the Preferred Shares, no consideration of any kind whatsoever shall be given by Investor to Company in connection with this Agreement.

E. Investor and Company now desire to exchange the Preferred Shares for the Exchange Shares on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Issuance of Exchange Shares. Pursuant to the terms and conditions of this Agreement, the Exchange Shares will be issued to Investor on or before July 29, 2026 (such date, the “Issuance Date”) and the Exchange will occur with Investor surrendering the Preferred Shares to Company on the Issuance Date. On the Issuance Date, the Preferred Shares will be cancelled and all obligations of Company under the Preferred Shares shall be deemed fulfilled. The Exchange Shares be issued in book entry form with Company’s securities counsel.

3. Closing. The closing of the Exchange shall occur on the Effective Date by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of DeMint Law, PLLC in Las Vegas, Nevada.

4. Holding Period, Tacking and Legal Opinion. Company represents, warrants and agrees that for the purposes of Rule 144 (“Rule 144”) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Exchange Shares will include Investor’s holding period of the Preferred Shares from October 1, 2025. Company agrees not to take a position contrary to this Section 4 in any document, statement, setting, or situation. The Exchange Shares are being issued in substitution of and exchange for and not in satisfaction of the Preferred Shares. The Exchange Shares shall not constitute a novation or satisfaction and accord of the Preferred Shares. Company acknowledges and understands that the representations and agreements of Company in this Section 4 are a material inducement to Investor’s decision to consummate the transactions contemplated herein.

5. Company’s Representations, Warranties and Agreements. In order to induce Investor to enter into this Agreement, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder, (c) the Exchange Shares, when issued, will be duly authorized by all necessary corporate action and the Exchange Shares will be validly issued, fully paid and non-assessable, free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description, (d) Company has not received any consideration in any form whatsoever for entering into this Agreement, other than the surrender of the Preferred Shares, and (e) Company has taken no action which would give rise to any claim by any person for a brokerage commission, placement agent or finder’s fee or other similar payment by Company related to this Agreement.

6. Investor’s Representations, Warranties and Agreements. In order to induce the Company to enter into this Agreement, Investor for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (a) Investor has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action, (b) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Investor hereunder, (c) the Investor understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Exchange Shares, (d) the Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the the Preferred Shares or the Exchange Shares or the fairness or suitability of the investment in the Preferred Shares or the Exchange Shares nor have such authorities passed upon or endorsed the merits of the offering of the Preferred Shares or the Exchange Shares, (e) the Investor is acquiring the Preferred Shares in the ordinary course of its business, the Investor has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluation of the merits and risks of the prospective investment in the Preferred Shares and Exchange Shares and has so evaluated the merits and risk of such investment and the Investor is an “accredited investor” as defined in Regulation D under the Securities Act, and (f) the Investor owns the Series D Preferred free and clear of any liens.

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7. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

9. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses  paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses  giving rise to the fees and expenses.  Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

10. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement, in making its decision to enter into the transactions contemplated by this Agreement, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Agreement.

11. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

12. Entire Agreement. This Agreement supersedes all other prior oral or written agreements between Company, Investor, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Investor nor Company makes any representation, warranty, covenant or undertaking with respect to such matters.

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13. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part. Company may not assign this Agreement or any of its obligations herein without the prior written consent of Investor.

15. Conflict Between Documents. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Investor and Company. If there is any conflict between the terms of this Agreement, on the one hand, and any other document or agreement between the parties, on the other hand, the terms of this Agreement shall prevail.

16. Time of Essence. Time is of the essence with respect to each and every provision of this Agreement.

17. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

AMERICAN REBEL HOLDINGS, INC.

By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr., CEO

INVESTOR:

Horberg Enterprises LP

By:	/s/ H. Todd Horberg
H. Todd Horberg, Authorized Signatory

[Signature Page to Exchange Agreement]